EXHIBIT 10.42A
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                          AMENDMENT NO. 1 TO AGREEMENT


This Amendment No. 1 to Agreement (this "Amendment"), made as of January 9, 2004, (hereinafter referred to as "EFFECTIVE DATE"), between TANABE SEIYAKU CO., LTD., a Japanese corporation having its principal office at 2-10 Dosho-machi 3-chome, Chuo-ku, Osaka, Japan (hereinafter referred to as "TANABE") and VIVUS, INC., a corporation having its principal office at 1172 Castro Street, Mountain View, CA 94040, USA (hereinafter referred to as "VIVUS"). TANABE and VIVUS are sometimes referred to herein individually as a "Party" or collectively as "Parties."

                                   WITNESSETH:

WHEREAS, the Parties entered into that certain Agreement dated as of December 28, 2000 (the "Agreement") pursuant to which, among other things, TANABE granted to VIVUS certain rights relating to products as further set forth in the Agreement in exchange for the payment by VIVUS to TANABE of certain milestone payments set forth in Section 10 of the Agreement;

WHEREAS, the Parties desire to amend the Agreement to defer the scheduled milestone payment set forth in Section 10(a)(1) of the Agreement;

NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, the Parties agree as follows:

1. Definitions.

          Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

2. Amendment and Restatement of Section 10(a)(1).

          Section 10(a)(1) of the Agreement, which presently reads as follows:

          "two million United States Dollars (U.S. $2,000,000) upon the enrollment of the first patient in the first PHASE II CLINICAL STUDIES in the TERRITORY."

          is amended and restated to read as follows:

          "two million United States Dollars (U.S. $2,000,000) upon the earlier to occur of (A) the second anniversary of the enrollment of the first patient in the first PHASE II CLINICAL STUDIES in the TERRITORY, and
          (B) the grant by VIVUS of any sublicense to one or more THIRD PARTIES pursuant to Section 2.3 of the Agreement.

3. Governing Law.

          This Amendment and any dispute, including without limitation any arbitration, arising from performance or breach hereof shall be governed by and construed and enforced in accordance with the following: (i) if a dispute is filed in court or in arbitration by

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          VIVUS, the laws of Japan shall govern such dispute, and (ii) if a dispute is filed in court or in arbitration by TANABE, the laws of the state of California shall govern such dispute, in each case without reference to conflicts of law principles.

4. Authentic Text.

          This Amendment is entered into in the English language. In the event of any dispute concerning the construction or meaning of this Amendment, reference shall be made only to this Amendment as written in English and not to any translation into any other language.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their respective officers as of the EFFECTIVE DATE.



TANABE SEIYAKU CO., LTD.                        VIVUS, INC.


By: /s/ Natsuki Hayama                          By: /s/ Leland Wilson

Title:  President & CEO                         Title: President & C.E.O.

Date:  1/9/04                                   Date: 1/15/04

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